CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.3 Registration Statement on Form S-1/A of our report dated March 31, 2015 relating to the audited financial statements for the year ending December 31, 2014 of MassRoots, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Bongiovanni & Associates, PA

Bongiovanni & Associates, PA

N.K.A L&L CPAS, PA

August 1, 2016